Exhibit 10.2

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

GALAXY GAMING, INC.

WARRANT

This Warrant, dated as of November 15, 2021, is between Galaxy Gaming, Inc. (the “Company”) and [________] (together with its permitted successors or assigns, the “Holder”).

FOR VALUE RECEIVED, the Company hereby certifies that the Holder, or its registered assigns, is entitled to purchase from the Company ______________(___) fully paid and non‑assessable shares of common stock of the Company, par value $0.001 per share (the “Common Shares”), at a purchase price of $0.01 per Common Share (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. This Warrant is being granted in connection with a certain Term Loan Credit Agreement by and among the Company, the lenders from time to time party thereto, and Fortress Credit Corp., dated as of November 15, 2021 (the “Loan Agreement”).

This Warrant has been issued in connection with the Loan Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

1.Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to (a) the number of Warrant Interests in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, times (b) the Exercise Price.

“Average VWAP” per unit over a certain period means the arithmetic average of the VWAP per unit for such period.

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“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, NY are authorized or obligated by law or executive order to close.

“Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock purchase, reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company, unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale hold at least 50% of the voting power of the surviving or acquiring entity.

“Common Shares” means Common Shares of the Company, and any Common Shares into which such Common Shares shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Shares, but excluding Options.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York, NY time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” of the Common Shares means, as of any particular date, the Average VWAP during the thirty (30) consecutive Trading Day period ending on, and including, the Trading Day immediately  prior to such date.

“Gaming Approval” means any and all required approvals, authorizations, licenses, transactional waivers, permits, consents, findings of suitability, registrations, clearances, exemptions and waivers of or from any Gaming Authority.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the federal government or any state, city or other political subdivision, whether now or hereafter in existence, or any officer or official thereof, but only to the extent that such agency, authority board, bureau, commission, department, office or instrumentality possesses authority to regulate any Gaming operation owned, managed or operated by, or to enforce the Gaming Laws applicable to the Company or any other Loan Party.

“Holder” has the meaning set forth in the preamble.

“Loan Agreement” has the meaning set forth in the Preamble.

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“Options” means any warrants or other rights or options to subscribe for or purchase Common Shares or Convertible Securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Trading Day” means a day during which trading in securities generally occurs on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, “Trading Day” means a Business Day.

“VWAP” per Common Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “GLXZ US Equity VWAP” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value of a Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Exercise Notice” has the meaning set forth in Section 3(a).

“Warrant Interests” means the Common Shares or other equity interests of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.Term of Warrant.

(a) Subject to the terms and conditions hereof, at any time, or from time to time, after the date hereof and until the termination of this Warrant pursuant to Section 2(b) hereof (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Interests purchasable hereunder (subject to adjustment as provided herein).¶

(b) The Company may terminate this Warrant (and all interests, rights and obligations hereunder shall expire upon such termination) (i) if (A) any Lender has failed to fund all or any portion of its Loans on the date such Loans were required to be funded under the Loan Agreement, or (B) if all or a portion of this Warrant is held by a Lender or any of its affiliates, and any Lender has materially breached any of its obligations under the Loan Agreement, which breach has not been cured within ten (10) Business Days of notice to the Agent thereof, or (ii) in accordance with Section 27.

3.Exercise of Warrant.

(a)Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period for all or any part of the unexercised Warrant Interests,

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upon the Holder giving the Company thirty (30) calendar days’ prior written notice of its intention to exercise this Warrant in the form attached hereto as Exhibit A (the “Warrant Exercise Notice”). Upon expiration of such thirty (30) day period after the Warrant Exercise Notice, such Holder shall:

(i)surrender this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), duly completed (including specifying the number of Warrant Interests to be purchased) and executed; and

(ii)make payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of any Holder as expressed in the Exercise Agreement, by the following methods:

(i)by delivery to the Company either (A) by a certified or official bank check payable to the order of the Company or (B) by wire transfer of immediately available funds to an account designated in writing by the Company, in each case, in the amount of such Aggregate Exercise Price;

(ii)by instructing the Company to withhold a number of Warrant Interests then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii)any combination of the foregoing.

In the event of any withholding of Warrant Interests pursuant to clause (ii) or (iii) above where the number of Common Shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of Common Shares withheld by or surrendered to the Company shall be rounded up to the nearest whole Common Shares and the Company shall make a cash payment to such Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a Common Share being so withheld by or surrendered to the Company in an amount equal to (x) such incremental fraction of a Common Share being so withheld or surrendered times (y) the Fair Market Value per Warrant Interest as of the Exercise Date.

(c)Delivery of Certificates for Common Shares. Upon the exercise of the purchase rights evidenced by this Warrant, for the Company shall, as soon as practicable following the request of the Holder, provide evidence of the entry into the books and records (in book-entry format) of the Company the number of Common Shares so purchased, in the name of the Holder, as soon as practicable thereafter.

(d)Fractional Common Shares. The Company shall not be required to issue a fractional Warrant Interest or Common Share upon exercise of any Warrant. As to any fraction of a Warrant Interest that a Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by

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wire transfer of immediately available funds) equal to (i) such fraction multiplied times (ii) the Fair Market Value of one Warrant Interest on the Exercise Date.

(e)Delivery of New Warrant. Unless the purchase rights represented by this Warrant have expired or have been fully exercised, the Company shall, at the time of delivery of the Common Shares being issued in accordance with Section 3(c) hereof, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the unexpired and unexercised Warrant Interests called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)Valid Issuance of Warrant and Warrant Interests; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents and warrants, covenants and agrees:

(i)This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)All Warrant Interests issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Interests are, validly issued, fully paid and non‑assessable, issued without violation of any preemptive or similar rights of any member of the Company and free and clear of all taxes, liens and charges.

(iii)The Company shall take all such actions as may be necessary to ensure that all such Warrant Interests are issued without violation by the Company of any applicable law or governmental regulation. The parties hereto acknowledge and agree that the Company is subject to certain applicable Gaming Laws in relation to the Company’s business. As a result, the Company may need to disclose to certain applicable Gaming Authorities the Warrant and the issuance of Warrant Interests, and such applicable Gaming Authorities may request certain information concerning the Holders. The Holders hereby agree to cooperate with reasonable information requests from such applicable Gaming Authorities concerning the Warrant and the issuance of the Warrant Interests and comply with Section 27 below; provided, that the failure of the Holders to so cooperate shall not provide any defense to the Obligations of the Company under the Loan Agreement or impair the agreements and covenants of the Company that are set forth in this Warrant or in the Loan Agreement.

(iv)The Company shall pay all taxes (other than income, franchise and similar taxes of any Holder), if any, that may be imposed by the United States (or any political subdivision thereof or therein) with respect to the issue and initial delivery of the Warrant Interests pursuant hereto and all other fees and expenses incurred by the Company in connection herewith.

(v)As of the date of this Warrant, the authorized capital of the Company consists, immediately prior to the date of this Warrant, of 65,000,000 Common Shares, 22,354,804 of which are issued and outstanding immediately prior to the date of this Warrant, 10,000,000 shares of Preferred Stock (the “Preferred Shares”), none of which are issued and outstanding immediately prior to the date of this Warrant, and 2,810,834 outstanding options to purchase Common Shares. As of the date of this Warrant, all of the outstanding Common Shares and Preferred Shares have been duly authorized, are fully paid and nonassessable and were issued in

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compliance with all applicable federal and state securities law. As of the date of this Warrant, except for the securities and rights described in the foregoing sentence, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Common Shares, Preferred Shares or any other equity interest in the Company, or any securities convertible into or exchangeable for Common Shares, Preferred Shares or other equity interests in the Company.

(g)Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of Common Shares, or otherwise), such exercise may at the election of such Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)Limitations on Exercise. Notwithstanding anything to the contrary in this Warrant, no exercise of all or a portion of this Warrant shall be permitted if such exercise would violate the restrictions on ownership and transfer set forth in the Company’s Articles of Incorporation and the Company’s Bylaws then in effect (the “Organizational Documents”), including the limitations related to the “Acquisition” (as defined in the Organizational Documents) or “Invalid Securities” (as defined in the Organizational Documents).

(i)Reservation of Common Shares. The Company shall at all times reserve and keep available Common Shares or other securities constituting Warrant Interests, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Interests issuable upon the exercise of this Warrant then remaining unexercised. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant.

4.Effect of Certain Events on Warrant Interests.

(a)Adjustment to Warrant Interests Upon a Change of Control. In the event of any Change of Control, the holder of this Warrant will be entitled to receive in regards to any Warrant Interests not yet purchased pursuant to each Warrant, an amount, in cash, securities or other assets (as applicable) equal to the difference between the exercise price for such Warrant Interest and the amount, in cash, securities or other assets (as applicable) per Warrant Interest that the holder would have received upon consummation of the Change of Control if this Warrant had been exercised immediately prior to such event.

(b)Adjustment to Warrant Interests Upon a Subdivision or Reclassification. If the Company subdivides the outstanding Common Shares by reclassification, capital reorganization or otherwise into a greater number of shares or other assets or securities, each Warrant shall remain  outstanding and thereafter, in lieu of or in addition to (as the case may be), the number of Warrant Interests purchasable hereunder shall be proportionately increased and adjusted such that each Warrant shall be exercisable for the kind and number of Common Shares or other securities or assets resulting from such transaction to which a Holder would have been entitled upon such transaction if such Holder had exercised such Warrant in full immediately prior to the

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consummation of such transaction and acquired the applicable number of Warrant Interests then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to such Holder) shall be made with respect to such Holder’s rights under this Warrant to ensure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any Common Shares, securities or assets thereafter acquirable upon exercise of this Warrant. If the outstanding Common Shares are combined or consolidated, by reclassification, capital reorganization or otherwise, into a lesser number of shares, the number of Warrant Interests purchasable hereunder shall be proportionately decreased. Any adjustment under this Section 4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend or distribution. The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(c)Distributions. Subject to the provisions of Section 4(a) and Section 4(b), as applicable, if the Company, at any time or from time to time, makes or declares, or fixes a record date for the determination of holders of Common Shares entitled to receive, a distribution payable in securities of the Company, cash or other property, then, and in each such event, provision shall be made so that any Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Interests receivable thereupon, the kind and amount of securities of the Company, cash or other property which such Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Interests on the date of such event and had such Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4(b) with respect to the rights of such Holder; provided, that no such provision shall be made if such Holder receives, simultaneously with the distribution to the holders of Common Shares, a distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as such Holder would have received if the Warrant had been exercised in full into Warrant Interests on the date of such event.

(d)Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment pursuant to the provisions of Section 4, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holders a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.  As promptly as reasonably practicable following the receipt by the Company of a written request by any Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to such Holder a certificate of an executive officer certifying the amount of other Common Shares, securities or assets then issuable upon exercise of the Warrant.

(e)Notices. In the event:

(i)that the Company shall take a record of the holders of its Common Shares (or other securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any extraordinary distribution described under Section 4(c);

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(ii)of any Change of Control;

(iii)of any subdivision or reclassification as described in Section 4(b); or

(iv)of the voluntary or involuntary dissolution, liquidation or winding‑up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holders at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such distribution, and a description of such distribution, or (B) to the extent known, the effective date on which such Change of Control, subdivision, reclassification, dissolution, liquidation or winding‑up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Shares (or such other securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Common Shares (or such other securities) for securities or other property deliverable upon such Change of Control, subdivision, reclassification, dissolution, liquidation or winding‑up , and the amount per Common Share and character of such exchange applicable to the Warrant and the Warrant Interests.

5.[Reserved.]

6.Transfer of Warrant.

(a)This Warrant may be sold, assigned or otherwise transferred, directly or indirectly (including by operation of law) by the Holder, in whole or in part, without the consent of the Company; provided, however; (i) the Holder provides at least five Business Days’ prior written notice, including the identity of the new holder, the number of Warrant Interests to be sold, assigned of transferred, the intended date of such sale, transfer or assignment, and the information otherwise required pursuant to this Section 6 or as may be requested by the Company in its reasonable discretion, and (ii) in no event may the Warrant be sold, transferred or assigned to any Disqualified Lender or any of their respective affiliates.  Any sale, transfer or assignment of this Warrant shall be subject to compliance with the terms and conditions of this Section 6 and applicable Gaming Laws, Gaming Approvals, federal and state securities laws, and any purported sale, assignment or transfer in violation of this Section 6 shall be null and void.

(b)Any transfer of this Warrant shall require surrender of this Warrant properly endorsed or accompanied by written instructions of transfer.  With respect to any offer, sale, assignment, transfer or other disposition of this Warrant or the Common Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Common Shares and indicating whether or not under the Act certificates for this Warrant or the Common Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law; provided, however, that (i) the Holder shall not be required to provide such an opinion

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of counsel if the transfer is to any affiliate of such Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act, and additionally and (ii) no opinion of counsel shall be required if there is no material question as to the availability of Rule 144 promulgated under the Act, as determined by the Company in its reasonable discretion.  If a determination has been made pursuant to this Section 6 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or Common Shares transferred in accordance with this Section 6 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. The Holder shall pay all taxes and other governmental charges, if any, that may be imposed with respect to the transfer of the Warrant or Warrant Interests pursuant hereto and all other reasonable third-party fees and expenses incurred by the Company in connection herewith.

(c)Upon any sale, assignment, transfer, directly or indirectly (including by operation of law) of all or a portion of this Warrant in accordance with this Section 6, the Holder shall deliver to the Company an executed copy of the form of transfer attached hereto as Exhibit B.

(d)Notwithstanding anything to the contrary in this Warrant, no sale, assignment or other transfer, directly or indirectly (including by operation of law) of all or a portion of this Warrant or the Common Shares shall be permitted if such exercise would violate the restrictions on ownership and transfer set forth in the Organizational Documents or applicable law.

7.Holder Not Deemed a Stockholder; Limitations on Liability. The holder of this Warrant, as a holder of the Warrant, will not have any voting rights or other rights of a shareholder of the Company until exercise of this Warrant (at which time, the holder of this Warrant shall only have such rights as entitled to the Common Shares held thereby). Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a member of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8.Replacement on Loss; Division and Combination.

(a)Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of a Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to such Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Interests as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

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(b)Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Interests as the Warrant or Warrants so surrendered in accordance with such notice.

9.No Impairment. The Company shall not amend its Organizational Documents or effectuate a reorganization or transfer of assets, in each case, with the sole intent to either impair the Holder’s rights hereunder or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder.

10.Compliance with the Securities Act.

(a)Agreement to Comply with the Securities Act; Legend. The Holders, by acceptance of this Warrant, agree to comply in all respects with the provisions of this Section 9 and the restrictive legend requirements set forth on the face of this Warrant and further agree that such Holders shall not offer, sell or otherwise dispose of this Warrant or any Warrant Interests to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act. This Warrant and all Warrant Interests issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)Representations of the Holders. In connection with the issuance of this Warrant, each Holders specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

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(i)The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act. The Holder is acquiring this Warrant and the Warrant Interests to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Interests, except pursuant to sales registered or exempted under the Act.

(ii)The Holder understands and acknowledges that this Warrant and the Warrant Interests to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(iii)The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Interests. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

11.Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e‑mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:Galaxy Gaming, Inc.

6480 Cameron Street Ste. 305
Las Vegas, NV 89118 Facsimile: (702) 939‑3255 E‑mail: hhagerty@galaxygaming.com Attention: Harry Hagerty with a copy to:Latham & Watkins LLP

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600 Town Center Drive, Suite 2000

Costa Mesa, CA 92626

Email: michael.treska@lw.com

Attention: Michael Treska

If to the Holder:[________]

with a copy to:[________]

Kirkland & Ellis LLP

13.Cumulative Remedies. Except to the extent expressly provided in Section  7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.Equitable Relief. Each of the Company and the Holders acknowledge that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.Tax Treatment.

(a)The parties hereto agree that (i) the Loans and Warrants shall be treated collectively as an “investment unit” within the meaning of Treasury Regulations Section 1.1273-2(h) for U.S. federal income tax purposes (and applicable state, local and non-U.S. income tax purposes), (ii) Fortress and the Company shall jointly determine in good faith, taking into account factors to be mutually agreed, the fair market value as of the date hereof of the rights and obligations represented by the Warrants based on the closing price of the Company’s common shares as of the date hereof (which determination will be binding on the parties) and (iii) the Warrants shall, for U.S. federal income tax purposes (and applicable state, local and non-U.S. purposes), be treated as deemed exercised as of the date hereof in exchange for the Warrant Interests (as defined in the Warrant Agreement) (collectively, the “Intended Tax Treatment”), and the parties hereto shall not report or take any position for U.S. federal income tax purposes (and applicable state, local and non-U.S. tax purposes) that is inconsistent with the Intended Tax Treatment, unless required to do so by applicable Law.

(b)  The issuance of any Warrant Interests or payment of any other amounts to the Holder pursuant to this Warrant shall be made without any deduction or withholding for any Taxes, except as required by applicable Law. To the extent that the Company is required to deduct or withhold any Taxes pursuant to the previous sentence other than as a result of a Holder’s failure to provide the Company with an IRS Form W-9 or W-8 pursuant to the last sentence of this Section 15(b), the Company shall provide advance written notice of the Company’s intent to deduct and withhold

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and provide the applicable Holder with an opportunity to establish an exemption or reduction in withholding to the extent permitted by applicable law, including through the provision of duly executed Tax forms. To the extent that amounts are so withheld and paid over to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Warrant as having been paid to the person in respect of whom such deduction and withholding was made. The Holder of the Warrant shall deliver such documentation prescribed by applicable Law or reasonably requested by the Company as will enable the Company to determine whether or not such Holder is subject to withholding or information reporting requirements; provided that each Holder shall provide the Company with a properly completed and executed Internal Revenue Service Form W-9 or W-8, as applicable, at the time of (or prior to) the issuance of this Warrant.

16.Entire Agreement. This Warrant, together with the Loan Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Loan Agreement, the statements in the body of this Warrant shall control.

17.Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holders. Such successors and/or permitted assigns of the Holders shall be deemed to be Holders for all purposes hereunder.

18.No Third‑Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holders and their respective successors and, in the case of the Holders, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19.Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20.Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holders of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21.Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

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22.Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

23.Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the state or federal courts located in Clark County, Nevada, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

24.Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

25.Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e‑mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

26.No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

27.Gaming Laws.

(a)Notwithstanding anything to the contrary in this Warrant, this Agreement and the Company are subject to applicable Gaming Laws. Without limiting the foregoing, the Holder acknowledges that (i) it is subject to being called forward by any Gaming Authority in its discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Warrant may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite governmental authorities.

(b)Notwithstanding any other provision of this Agreement to the contrary, the Holder expressly agrees to cooperate with the Gaming Authority in connection with the administration of their regulatory jurisdiction over the Company, including, without limitation, to the extent not inconsistent with the internal policies of the Company, the Organizational Documents, or any

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applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Gaming Authority relating to the Holder.

(c)If any Gaming Authority determines that the Holder does not meet suitability standards prescribed under applicable Gaming Laws (an “Unsuitable Holder”), the Holder shall, within fifteen (15) Business Days of such determination (or within such shorter time period as may be prescribed by the applicable Gaming Authority, as applicable) (the “Transition Period”) assign and transfer, without recourse, all of its interests, rights and obligations under this Warrant to an assignee that shall assume such obligations in a manner that causes the Holder to no longer be an Unsuitable Holder by any such Gaming Authority. If such assignment and transfer does not occur at or prior to the end of the Transition Period, the Company may terminate this Warrant.  Upon the Holder’s request, the Company shall provide reasonable cooperation, at the Holder’s sole expense, to the Holder’s gaming counsel if the Holder elects to seek the applicable Gaming Authority’s consent to transfer the Warrants to a divestiture trust (such that the Holder would no longer be an Unsuitable Holder).

[Signature pages follow.]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the date first written above.

COMPANY:

GALAXY GAMING, INC.

By:

Name:

Title:

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DM1\12601461.3

Accepted and agreed,

HOLDER:

[_________________________]

By:

Name:

Title:Authorized Signatory

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DM1\12601461.3

Exhibit A

EXERCISE FORM

[Holder Name]

The undersigned,

, pursuant to the provisions of the Warrant, hereby elects to purchase () Common Shares relating to the Warrant Interests covered by the Warrant and transmits in connection herewith its portion of the Exercise Price.

Method of Payment of Exercise Price (Please initial the applicable blank):

—

The undersigned elects to pay the Exercise Price for the Warrant Interests for which the Warrant is being exercised by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Exercise Price for all Warrant Interests being purchased.

—	The Warrant is exercised by means of the exercise provisions of Section 3(b)(ii) of the Warrant.
—

The Warrant is exercised by means of the exercise provisions of Section 3(b)(iii) of the Warrant (specify the number of shares to be exercised by means of Section 3(b)(ii) of the Warrant: _____________).

The undersigned hereby directs that the Warrant Shares be registered as follows:

NAME	ADDRESS

The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant (including Section 11(f) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)(Title)

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DM1\12601461.3

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the attached Warrant to purchase Common Shares of Galaxy Gaming, Inc. to which the attached Warrant relates, and appoints Attorney to transfer such right on the books of , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

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DM1\12601461.3